Exhibit 99.1

Bitcoin Shop Announces Complete Conversion of Series B Preferred Stock

Arlington, VA – (Marketwired – August 11, 2014) – Bitcoin Shop, Inc. (OTCQB: BTCS) (the “Company”), the virtual currency ecommerce marketplace www.bitcoinshop.us, today announced the conversion of all of its issued and outstanding Series B preferred stock to common stock and the filing of a Certificate of Withdrawal with the State of Nevada, effective August 8, 2014.

Charles Allen, Chief Executive Officer of Bitcoin Shop, commented, “Today we are pleased to announce that investors holding all 400,000 shares of designated Series B preferred stock, which we inherited through our going public transaction, have fully converted their Series B preferred stock to common stock.  Management and the Board continue to work diligently to strengthen the Company’s capitalization structure.”

As part of the Company’s going public transaction in February 2014, there were 400,000 shares of Series B Preferred Stock outstanding convertible at the option of the holder into 40 million shares of common stock, which had been issued to certain of the Company’s note holders in exchange for the return and cancellation of their notes.  On August 8, 2014, the Company filed a Certificate of Withdrawal with the Secretary of State of the State of Nevada to eliminate the Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock originally filed on February 3, 2014.  As of August 8, 2014 the Company had approximately 152.9 million shares of common stock issued and outstanding.

About Bitcoin Shop, Inc.:
Bitcoin Shop, Inc. operates an ecommerce website (www.bitcoinshop.us) where consumers can purchase products using virtual currency such as bitcoin, litecoin and dogecoin, by searching through a selection of over 400 categories and over 140,000 items.  All orders are originated by the customers through our website and are fulfilled by third party vendors.  We also plan to evaluate other strategic Virtual Currency opportunities as well as technologies that are complementary to our business strategy.  This will include evaluating opportunities that cross market our ecommerce site, diversify our revenue streams and provide on-ramps for new users.

Bitcoin, litecoin and dogecoin are virtual currencies that use peer-to-peer networks to facilitate instant payments.  They are all categorized as cryptocurrencies, as they use cryptography as a security measure.  Bitcoin, litecoin and dogecoin issuances and transactions are carried out collectively by the network, with no central authority, and allow users to make verified transfers.

Forward Looking Statements:
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements.  While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release.  These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission, not limited to Risk Factors relating to its virtual currency business contained therein.  Thus, actual results could be materially different.  The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Primary Investor Relations Contact:
Capital Markets Group, LLC
Valter Pinto
(914) 669-0222 or (212) 398-3486
valter@capmarketsgroup.com

Investor Relations:
Jon Cunningham
RedChip Companies, Inc.
(800) 733 2447 ext 107
jon@redchip.com

Media Contact:
Katherine Chang
Transform Public Relations
310-862-6312 (direct)
katherine@transform.p